                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                                 This Agreement

                                is by and between

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")
                                 Los Angeles, CA

                                       and

            [redacted] ABC LIFE REINSURANCE [redacted] ("REINSURER")
                                   [redacted]

                                TABLE OF CONTENTS

                                                         ARTICLE   PAGE
                                                         -------   ----
Access to Records                                            IX     12
Arbitration                                                XIII     14
Automatic Provisions                                         IV      7
Confidentiality                                              IX     12
Currency                                                     XI     13
Definitions                                                   I      3
Effective Date, Business Covered, Term and Termination      III      6
Insolvency                                                  XII     13
Litigation                                                 VIII     11
Miscellaneous                                                XV     15
Governing Law                                               XVI     16
Notices                                                   XVIII     16
Offset                                                      XIV     15
Parties to the Agreement                                     II      6
Premium Accounting                                            V     10
Reinsurance Claim Settlement                                 VI     10
Reserves                                                    VII     11
Service of Suit                                            XVII     16
Unintentional Errors, Misunderstandings, or Omissions         X     13

                                    SCHEDULES

A-1 Description of Guaranteed Minimum Death Benefit (GMDB) and Earnings Enhancement Benefit (EEB) for CONTRACT TYPES listed in Schedule B-1

B-1  CONTRACT TYPES Reinsured Under this Agreement

B-2 Investment Funds Under CONTRACT TYPES Reinsured Under this Reinsurance Agreement

C-1  Limits and Rules of CEDING COMPANY

C-2  Limits and Rules of REINSURER

D    REINSURANCE PREMIUM RATE

E    REINSURER'S Quota Share

F    Monthly Reporting Format and Data Requirements


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ARTICLE I - DEFINITIONS

A.   DURATION OF AGREEMENT:

EFFECTIVE DATE means January 1, 2002 for CONTRACT TYPES other than the [redacted] Variable Annuity. For the [redacted] Variable Annuity, EFFECTIVE DATE means November 1, 2001.

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange.

MONTHLY VALUATION DATE means the last BUSINESS DAY of any month.

TERMINATION DATE means the date the last ACTIVE CONTRACT is terminated due to death, lapse, surrender, the annuitant reaching the maximum annuitization age, annuitization or some other valid contingency.

B.   CONTRACT DEFINITIONS:

VARIABLE ANNUITY CONTRACT means a written annuity contract issued by the CEDING COMPANY to a contract owner under which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions.

ACTIVE CONTRACT means a VARIABLE ANNUITY CONTRACT, other than an EXCLUDED CONTRACT, which is in effect, which has not been terminated due to death, lapse, surrender, the annuitant's reaching the maximum annuitization age, or some other valid contingency, and which has not been annuitized.

EXCLUDED CONTRACT means any VARIABLE ANNUITY CONTRACT that has elected one of the Excluded Contract Features identified in Schedule B-1. Any EXCLUDED CONTRACT shall be treated as such only on and after the date as of which it makes that election.

RETAIL ANNUITY PREMIUMS means contributions made in accordance with the provisions of any VARIABLE ANNUITY CONTRACT by or on behalf of its owner, whether referred to as purchase payments, premiums, deposits or otherwise, in amounts not in excess of the limit provided in Schedule C-1.

CONTRACT TYPE means any one of the VARIABLE ANNUITY CONTRACT forms specified in Schedule B-1. CONTRACT TYPE also means any updated versions of a VARIABLE ANNUITY CONTRACT form specified in Schedule B-1, which shall be amended to reflect such updated versions.

GMDB TYPE means any one of the Guaranteed Minimum Death Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.


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EEB TYPE means any one of the Earnings Enhancement Benefits specified in the
VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

C.   REINSURANCE PREMIUM DEFINITIONS:

ACCOUNT VALUE means, for each VARIABLE ANNUITY CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2.

REINSURED ACCOUNT VALUE means the ACCOUNT VALUE multiplied by the REINSURER'S Quota Share, as shown in Schedule E.

REINSURANCE PREMIUM RATE means the premium rate provided in Schedule D, for each CONTRACT TYPE.

MONTHLY REINSURANCE PREMIUM RATE means the REINSURANCE PREMIUM RATE divided by
12.

MONTHLY REINSURANCE PREMIUM means the sum, for all ACTIVE CONTRACTS reinsured under this Agreement, of the product of (i) the MONTHLY REINSURANCE PREMIUM RATE and (ii) the average of (a) the REINSURED ACCOUNT VALUE as of the current month's MONTHLY VALUATION DATE and (b) the REINSURED ACCOUNT VALUE as of the previous month's MONTHLY VALUATION DATE. If this calculation produces a figure smaller than the MINIMUM MONTHLY REINSURANCE PREMIUM, then the MONTHLY REINSURANCE PREMIUM shall be the MINIMUM MONTHLY REINSURANCE PREMIUM.

MINIMUM MONTHLY REINSURANCE PREMIUM means[redacted]

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.

REMITTANCE DATE means the MONTHLY VALUATION DATE following the REINSURANCE PREMIUM DUE DATE.

D.   REINSURANCE CLAIM DEFINITIONS:

GMDB AMOUNT means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined minimum amount payable on the death of the life which the contract/death benefit is based.

EEB NET AMOUNT AT RISK means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined amount in excess of the ACCOUNT VALUE payable upon death of the annuitant in accordance with the VARIABLE ANNUITY CONTRACT.

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[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of the CEDING COMPANY and the REINSURER, and their respective successors and permitted assignees. Nothing in this Agreement in any manner is intended to create or shall create any obligations as to or rights against the REINSURER or establish any legal relationship between the REINSURER and any third party or any persons not party to this Agreement, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any VARIABLE ANNUITY CONTRACT covered by this Agreement, except as provided in the Insolvency Article.

ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

A. This Agreement is effective as of 12:01 a.m. Eastern Standard Time, on the EFFECTIVE DATE.

B. Business covered by this Agreement includes VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY that:

     (i) are among the CONTRACT TYPES identified by form number (and all state variations thereof) and which satisfy all the specifications contained in Schedule B-1;

     (ii) have assets invested only to the investment funds listed in Schedule B-2;

     (iii)are issued on and after the EFFECTIVE DATE but prior to the date determined in Section C (i) or (ii) below;

     (iv) are issued in accordance with the limits and rules described in Schedule C-1;

     (v) are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

     (vi) are ACTIVE CONTRACTS.

C. Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on December 31, 2004 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

D. Either party may terminate this Agreement upon 45 days notice in the event that:

     1. The other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any impairment of capital, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial or otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization; or

     2. There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Reinsurer is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency, and such severance or obstruction has lasted over 30 days as of the date that notice of termination is provided.

E.   Termination under paragraph D shall be effected by written notice.

F. The REINSURER shall have the option of terminating this Agreement upon 30 days written notice should the CEDING COMPANY fail to pay undisputed MONTHLY REINSURANCE PREMIUM on or before the REMITTANCE DATE. If REINSURER receives all undisputed MONTHLY REINSURANCE PREMIUM in arrears, including interest calculated in accordance with paragraph G of this Article, within the 30 day notice period, the notice of termination shall be deemed withdrawn. The 30 day notice period will commence once the notice is received by the Deputy Chief Legal Officer of AIG SunAmerica, 1 SunAmerica Center, 1999 Avenue of the Stars, Los Angeles, CA 90067, through certified mail or personal delivery. No other methods of notification are permitted under this article.

G. Notwithstanding termination of reinsurance as provided herein, CEDING COMPANY shall continue to be liable to REINSURER for all unpaid MONTHLY REINSURANCE PREMIUM earned by REINSURER under this Agreement, and REINSURER shall continue to be liable to CEDING COMPANY for all unpaid GMDB CLAIMS and EEB CLAIMS to the extent due under this Agreement as of the effective date of termination.[redacted]

ARTICLE IV - AUTOMATIC PROVISIONS

A. On or after the EFFECTIVE DATE of this Agreement, CEDING COMPANY shall automatically cede and REINSURER shall automatically accept a Quota Share percentage, as provided in Schedule E, with respect to the CEDING COMPANY'S liability for the GMDB CLAIMS and EEB CLAIMS for each ACTIVE CONTRACT reinsured under this Agreement as provided in this Article.

B. (1) This Agreement covers only the liability for GMDB CLAIMS and EEB CLAIMS paid under VARIABLE ANNUITY CONTRACT forms or benefit rider forms that were reviewed and approved by REINSURER prior to their issuance. Approved Benefit rider forms and contract forms, as supplemented by additional materials, are listed on Schedule B-1. REINSURER shall have no liability with respect to any new or revised contract form or benefit rider form not so approved unless and until REINSURER has reviewed and expressly approved such form in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

     (2) Moreover, REINSURER shall have no liability with respect to any contract form or benefit rider form if funds have been deleted from the form as approved by the REINSURER. REINSURER shall be liable with respect to such form only after REINSURER has reviewed and expressly approved any such fund deletion in writing. [redacted]

C. This Agreement covers only the liability for GMDB CLAIMS and EEB CLAIMS paid under VARIABLE ANNUITY CONTRACTS invested in investment funds listed on Schedule B-2. REINSURER shall have no liability with respect to any new or revised investment fund not so approved unless REINSURER has reviewed and expressly approved such fund in writing. [redacted]

D. Notwithstanding Paragraphs B and C above, CEDING COMPANY must notify REINSURER in advance of any upcoming changes to the policy form, contract, or prospectus which may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement. [redacted]

     [redacted]

E. The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual written agreement between the parties. [redacted].

[redacted]

F. [redacted] If, at any time, any variable investment option fails to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and/or fails to meet the diversification requirements of Subchapter L of the Internal Revenue Code, the REINSURER'S liability with respect to such variable investment option may be terminated by the REINSURER, upon 30 days written notice to the CEDING COMPANY[redacted]

G. [redacted] If the CEDING COMPANY causes such variable investment option to satisfy the requirements of Subchapter M and Subchapter L, within the 30-day notice period, the REINSURER'S liability in respect to such variable investment option will be reinstated from the date the variable investment option satisfies the requirements of both Subchapter M and Subchapter L. [redacted]

     [redacted]

ARTICLE V - PREMIUM ACCOUNTING

A. On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F together with its remittance of the MONTHLY REINSURANCE PREMIUM as shown therein, as well as any premium adjustments from the prior period.

B. If the MONTHLY REINSURANCE PREMIUM is not paid by CEDING COMPANY on or before the REMITTANCE DATE, interest calculated in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE until the date such unpaid MONTHLY REINSURANCE PREMIUM is paid in full to REINSURER.

C. If any MONTHLY REINSURANCE PREMIUM amounts due hereunder cannot be determined by the REMITTANCE DATE, CEDING COMPANY shall have 30 days to determine the appropriate MONTHLY REINSURANCE PREMIUM amount and remit such amount to REINSURER with interest, from the REMITTANCE DATE to the date of payment, calculated in accordance with Article III, paragraph F.

D. The CEDING COMPANY acknowledges that timely and correct reporting in compliance with Schedule F is a material element of the CEDING COMPANY's responsibilities hereunder and an important basis of the REINSURER's commitment to reinsure the risk hereunder. Material non-compliance with reporting requirements shall constitute a material breach of the terms of this Agreement.

ARTICLE VI - REINSURANCE CLAIM SETTLEMENT

A. REINSURER shall at no time be responsible for any obligation of CEDING COMPANY to any third party under any VARIABLE ANNUITY CONTRACT issued by CEDING COMPANY.

B. The REINSURER'S liability shall attach simultaneously with that of the CEDING COMPANY's and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective insurances (or reinsurances) of the CEDING COMPANY, the true intent of this Agreement being that the REINSURER shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the CEDING COMPANY. Nothing shall in any manner create any obligations or establish any rights against the REINSURER in favor of any third parties or any persons not parties to this Agreement

C. On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F, together with its request for reimbursement for GMDB CLAIMS and EEB CLAIMS as shown therein. If requested by REINSURER, CEDING COMPANY shall promptly provide


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

     REINSURER with proof of claim, proof of claim payment and any other claim documentation identified by REINSURER that is reasonably available to the CEDING COMPANY, in accordance with Schedule F.

D. If GMDB CLAIMS and EEB CLAIMS are not paid by the REIMBURSEMENT DATE (or, if later, 30 days after REINSURER receives CEDING COMPANY'S monthly statement of account), interest calculated in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE and will continue until the GMDB CLAIMS and EEB CLAIMS are paid in full.

E. Notwithstanding any other provision of this Agreement, CEDING COMPANY shall be liable for ANNUAL GMDB CLAIMS which are equal to or less than the ANNUAL GMDB CLAIM DEDUCTIBLE. REINSURER shall only have liability for ANNUAL GMDB CLAIMS to the extent that the ANNUAL GMDB CLAIMS exceed the ANNUAL GMDB CLAIM DEDUCTIBLE.

F. Notwithstanding any other provision of this Agreement, the REINSURER'S total liability under this Agreement shall not exceed (1) in connection with any single life, the PER LIFE CLAIM LIMIT; (2) for ANNUAL GMDB CLAIMS, the ANNUAL GMDB CLAIM LIMIT.

ARTICLE VII - RESERVES

A. REINSURER will establish and hold a reserve in connection with the reinsurance provided under this Agreement (taking into account the claim deductibles and limits), which will satisfy the requirements of the insurance regulatory requirements of the state of domicile of the CEDING COMPANY (the "Domiciliary State"), as in effect on the EFFECTIVE DATE.

B. Additional reserves requested by CEDING COMPANY may be established by REINSURER and secured by a trust or a letter of credit. An additional reinsurance premium will be required annually and will be equal to [redacted] XXXX

C. With respect to the reserve so established, REINSURER will comply with the provisions of insurance law of the Domiciliary State relating to reinsurance credit for non-authorized reinsurers as in effect on the EFFECTIVE DATE, including providing security to enable the CEDING COMPANY to qualify for such reserve credit through the issuance of letters of credit or otherwise, at the REINSURER'S expense.

ARTICLE VIII - LITIGATION

In the event of any legal action brought against CEDING COMPANY relating to any VARIABLE ANNUITY CONTRACT that is reinsured in accordance with the terms and conditions of this Agreement, CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint and/or all other pleadings and material correspondence relating to such legal action within 10 BUSINESS DAYS after CEDING


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

COMPANY'S receipt thereof.

While the REINSURER does not undertake to investigate or defend claims or proceedings, it shall nevertheless have the right and be given the opportunity, at its request and with the cooperation of the CEDING COMPANY to appoint representatives at its own expense and to become associated with the CEDING COMPANY and the CEDING COMPANY's representatives in the investigation or defense of any claims or proceedings.

ARTICLE IX - ACCESS TO RECORDS; CONFIDENTIALITY

A. The REINSURER, or its duly authorized representative, shall have free access at all reasonable times during and after the currency of this agreement, to books and records maintained by any of the division, department and branch offices of the CEDING COMPANY which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith. [redacted]

B. The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. Subject to the exclusion provided in Paragraph C, below, "Confidential Information" means:

     (1.) any information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans and/or claims management practices; and

     (2.) any medical or other personal, individually identifiable information about people or business entities with whom each party does business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party's producers and employees; and

     (3.) records provided pursuant to Paragraph A, above.

C. Notwithstanding the definition of "Confidential Information" provided in Paragraph B, above, Confidential Information does not include information that

     (1.) is generally available to or known by the public; or

     (2.) is disclosed pursuant to written authorization of an officer of the disclosing party; or

     (3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided
          (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or

     (4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

D. If either the CEDING COMPANY or the REINSURER discloses Confidential Information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article's provisions on disclosing Confidential Information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

D.   This Article expires 3 year after the TERMINATION DATE.

ARTICLE X - UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either CEDING COMPANY or REINSURER, both CEDING COMPANY and REINSURER, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject to the correction of the error, misunderstanding or omission within a reasonably expedient time after discovery.

ARTICLE XI - CURRENCY

All retentions and limits hereunder, and all monetary data elements as described in Schedule F, are expressed in United States dollars and all premium and claim payments shall be made in United States dollars.

ARTICLE XII - INSOLVENCY

A. In the event of insolvency of CEDING COMPANY, any net GMDB CLAIMS and EEB CLAIMS due CEDING COMPANY, after offset for REINSURANCE PREMIUMS due REINSURER as described in Article XIV, will be payable directly by REINSURER to CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of REINSURER'S liability to CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY, or because the liquidator, receiver, conservator or statutory successor of CEDING COMPANY has failed to pay all or a portion of any claim.

B. In the event of insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will, within reasonable time after the claim is filed in the insolvency proceeding, give written notice to REINSURER of all pending claims against CEDING COMPANY on any VARIABLE ANNUITY CONTRACTS reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

C. The reinsurance shall be payable by the Reinsurer to the CEDING COMPANY or to its liquidator, receiver, conservator, or statutory successor, except
     (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the CEDING COMPANY; or (b) where provided otherwise under applicable law. Then, with the prior approval of the applicable regulatory authority, if required, the CEDING COMPANY is entirely released from its obligation and the REINSURER shall pay any loss directly to payees under such original policy.

ARTICLE XIII - ARBITRATION

A. Any and all disputes or differences arising out of this Agreement, including its formation and validity, shall be submitted to binding arbitration. Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated September 1999 (the "Procedures"), as supplemented by the paragraphs below.

B. The Panel shall consist of three Disinterested arbitrators, one to be appointed by the Petitioner, one to be appointed by the Respondent and the third to be appointed by the two Party-appointed arbitrators. [redacted]
     ....

[redacted]

     [redacted]

D.   The arbitration shall take place in New York, New York.

E. Unless prohibited by law, the Supreme Court of the State and County of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any and all court proceedings that either Party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an Arbitration Award.

F.   For purposes of this Article, the terms "Arbitration Award,"
     "Disinterested," "Notice of Arbitration," "Panel," "Party" (or "Parties"), "Petitioner," "Respondent," and "Response" shall have the meanings set forth in article 2 of the Procedures (Definitions).

G. In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, will control.

H.   This Article shall survive the expiration or termination of this Agreement.

ARTICLE XIV - OFFSET

Either party shall have, and may exercise at any time the right to offset any balance or amounts whether on account of premiums, or on account of claims or otherwise, due from one party to the other under the terms of this Agreement.

ARTICLE XV - MISCELLANEOUS

A. This Agreement means the text hereof, the Schedules and any Amendments effected in accordance with this paragraph. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

B. Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

C. If any provision of this Agreement should be rendered invalid, illegal or unenforceable by law, regulations or public policy of any state or other applicable jurisdiction, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (ii) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (iii) this Agreement will be construed to give effect to the remaining provisions hereof to carry out its original intent.

ARTICLE XVI - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of New York without regard for its conflicts of laws principles.

ARTICLE XVII - SERVICE OF SUIT

A. It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the CEDING COMPANY, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this clause constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon CT Corporation System, 111 8th Avenue, New York, New York 10011 and that in any suit instituted against any one of them upon this Agreement, Reinsurers will abide by the final decision of such court or of any Appellate Court in the event of an appeal.

B. The above named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit and/or upon the request of the CEDING COMPANY to give a written undertaking to the CEDING COMPANY that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the CEDING COMPANY or any beneficiary hereunder arising out of this contract of reinsurance, and hereby designate the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D. This Article shall not be read to conflict with or override the obligation of the parties to arbitrate any and all disputes or differences arising out of this Agreement.

ARTICLE XVIII - NOTICES

A. All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, facsimile with proof of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

         [redacted]
         Anchor National Life Insurance Company
         [redacted]
         [redacted]
         [redacted]

         [redacted]
         [redacted]
         [redacted]
         [redacted]
         [redacted]
         [redacted]

B. Notice shall be deemed given on the date it is received in accordance with the foregoing. Notice by facsimile shall only be effective upon written confirmation from the recipient. Automatic or electronic receipts are not considered written confirmation. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

[redacted]                              Anchor National Life Insurance Company
ABD Life Reinsurance [redacted]


By                                      By
   ----------------------------------      -------------------------------------
Name                                    Name
     --------------------------------        -----------------------------------
Title                                   Title
      -------------------------------         ----------------------------------
Date                                    Date
     --------------------------------        -----------------------------------


ATTEST:                                 ATTEST:


By                                      By
   ----------------------------------      -------------------------------------
Name                                    Name
     --------------------------------        -----------------------------------
Title                                   Title
      -------------------------------         ----------------------------------
Date                                    Date
     --------------------------------        -----------------------------------


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